Exhibit 15.1

Consent of Shandong Haoxin Certified Public Accountants Co., Ltd.

We hereby consent to the incorporation by reference in the Registration Statements No. 333-229171 on Form S-8 of CooTek (Cayman) Inc. of our report dated April 30, 2025 relating to the financial statements, which appears in this Annual Report on Form 20-F of CooTek (Cayman) Inc. for the year ended December 31, 2024.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.

Weifang, the People’s Republic of China

April 30, 2025